Exhibit 10.1

AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Amendment to the Amended and Restated Employment Agreement (this “Amendment”) is made and entered into effective as of February 18, 2021 by and between Amedisys, Inc. (the “Company”) and Paul B. Kusserow (“Executive”).

W I T N E S S E T H:

WHEREAS, the Company, Amedisys Holding, L.L.C. and Executive entered into an Amended and Restated Employment Agreement dated September 27, 2018 (the “Employment Agreement”); and

WHEREAS, the parties desire to amend the Employment Agreement as set forth below.

NOW THEREFORE, in consideration of the Employment Agreement and of the mutual covenants, promises and agreements made therein and herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Section 4(a) is hereby amended to delete the provision in its entirety and to substitute the following provision in lieu thereof:

Generally. Executive shall serve as Chief Executive Officer of the Company. Executive shall have and perform such duties, responsibilities, and authorities as are customary for the Chief Executive Officer of corporations of similar size and businesses as the Company as they may exist from time to time and as are consistent with such position and status. Executive shall devote all of his business time and attention (except for periods of vacation or absence due to illness and other activities permitted pursuant to Section 4(b)) and his best efforts, abilities, experience and talent to the position of Chief Executive Officer and for the Company’s businesses.

2. Section 4(d) is hereby amended to delete the provision in its entirety and to substitute the following provision in lieu thereof:

Rank of Executive Within Company. As Chief Executive Officer of the Company, Executive shall be the Company’s highest ranking executive and Executive shall report directly to the Board of Directors of the Company (the “Board”).

3. Except as provided by this Amendment, the parties hereby ratify and confirm the terms of the Employment Agreement.

[Signatures on following page.]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

AMEDISYS, INC.

By:	/s/ Julie D. Klapstein
Name:	Julie D. Klapstein
Title:	Compensation Committee Chair

EXECUTIVE

/s/ Paul B. Kusserow
Paul B. Kusserow